EXHIBIT 10.57

ASSIGNMENT OF RECEIVABLES

This ASSIGNMENT OF RECEIVABLES (this "Assignment") is dated as of November 11, 2009, by ImageWare Systems, Inc., a Delaware corporation (the "Assignor"), to BET Funding LLC, a Delaware limited liability company (the "Assignee").

RECITALS:

A.          On February 12, 2009, Assignor issued to Assignee a secured promissory note (the "Note") in the original principal amount of Five Million Dollars ($5,000,000).  On such date, Assignee made to Assignor an initial advance under the Note of One Million Dollars ($1,000,000).

B.          On June 9, 2009, Assignor and Assignee entered into that certain Waiver and Amendment Agreement in order to (i) waive certain existing events of default under the Note and (ii) amend certain terms of the Note.

C.          On June 22, 2009, Assignor and Assignee entered into that certain Amendment to Promissory Note pursuant to which (i) Assignee made a subsequent advance to Assignor under the Note in the principal amount of Three Hundred Fifty Thousand Dollars ($350,000), and (ii) certain terms of the Note were amended.

D.          On October 5, 2009, Assignor and Assignee entered into that certain Third Amendment to Promissory Note pursuant to which (i) Lender agreed to make additional advances in an aggregate amount up to One Million Dollars ($1,000,000) to only be used for the purpose of compromising certain of the Company's outstanding vendor payables or paying for the audit of the Company's financial statements, (ii) Lender made an advance of Three Hundred Thousand Dollars ($300,000) of such amount and (iii) certain terms of the Note were amended.

E.          Assignee has agreed to make a subsequent advance under the Note in the amount of Three Hundred Fifty Thousand Dollars ($350,000) (the "Additional Advance") pursuant to the terms of that certain Fourth Amendment to Secured Promissory Note, dated the date hereof, by and between Assignor and Assignee.  In consideration for agreeing to make the Additional Advance, Assignor has agreed to execute and deliver to Assignee, as a loan origination fee, an assignment of receivables.

AGREEMENTS:

In consideration of the above recitals and the covenants and agreements contained herein, the parties agree as follows:

1.           Assignment.  Assignor hereby assigns to Assignee all of Assignor's right, title, and interest in and to the accounts receivables of Assignor existing as of the date hereof including the accounts receivables set forth on Schedule A attached hereto (the "Receivables").  All payments received by Assignor with respect to the Receivables subsequent to the date hereof shall be received as agent and for the benefit of Assignee and shall promptly be remitted to Assignee by Assignor.

2.           Power of Attorney.  Assignor does hereby appoint Assignee as true and lawful attorney for it and in its name, place and stead on its behalf:

(a)           to ask, demand, sue for, collect, recover and receive all Receivables which are now or shall hereafter become due, owing or belonging to the Assignor, and to cash, deposit, endorse, and negotiate checks received on or after the date hereof made out to Assignor in payment for any Receivables;

(b)           to have, use and take all lawful ways and means in its name or otherwise for the recovery thereof, by actions at law or in equity, attachments, or otherwise; and

(c)           to compromise and agree for the same, and to make, execute and deliver all proper releases and other discharges of and for the same.

Assignor grants Assignee full power and authority generally to do and perform every act necessary to collect the Receivables, with all the same powers which Assignor, if  personally present, would have; and hereby verifies and confirms all that Assignee, or its substitute, shall and may do by virtue hereof.

3.           Consideration.  Assignor acknowledges the value to its business of the Additional Advance.  Assignor's Board of Directors has determined that Assignor would not be able to obtain financing in the amount and on the same or better terms as the Additional Advance from a third party.  Assignor acknowledges and confirms that the origination fee that it has agreed to pay Assignee in consideration for the Additional Advance (i.e., the assignment of Receivables) is fair and reasonable in relation of the value of the Additional Advance to Assignor and its business.

4.           Repayment of Additional Advance.  Upon repayment by Assignor to Assignee of the Additional Advance and all accrued and unpaid interest thereon, any and all outstanding Receivables shall be re-assigned back to Assignor and this Assignment shall terminate.

5.           Effectiveness.  This Assignment, and the Power of Attorney provided herein, shall become effective on the date hereof.

6.           Counterparts. This Assignment may be executed in one or more counterparts, and all such counterparts will constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Assignment of Receivables has been executed and delivered by the undersigned as of the date first written above.

ASSIGNOR:

IMAGEWARE SYSTEMS, INC.

By:           _________________________
Name:  S. James Miller
Title: Chairman and CEO

ASSIGNEE:

BET FUNDING LLC

By:             ________________________
Name:  Douglas Topkis
Title:  Member

Schedule A

Accounts Receivables

•  Customer 1                     $171,355.25
•  Customer 2                     $617,024.63
•  Customer 3                     $309,652.88
•  Customer 4                     $128,410.55